UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chad Crow as the Corporation’s Chief Executive Officer

As previously reported, Floyd Sherman, the Chief Executive Officer of Builders FirstSource, Inc. (the “Corporation”), announced his intention to step down as CEO at the end of 2017. On October 31, 2017, the Corporation’s Board of Directors (the “Board”) accepted his resignation as the Corporation’s Chief Executive Officer effective on December 31, 2017 and appointed Chad Crow, the Corporation’s President and Chief Operating Officer, to be the new Chief Executive Officer effective as of January 1, 2018.

Mr. Crow, age 49, joined the Corporation in September 1999 as Assistant Controller. He served as Vice President – Controller of the Corporation from May 2000 and was promoted to Senior Vice President and Chief Financial Officer in November 2009. In November 2014, he was appointed to the position of President and Chief Operating Officer, while continuing as Chief Financial Officer. Mr. Crow continued in his position as President and Chief Operating Officer when Peter Jackson joined the Corporation as Senior Vice President and Chief Financial Officer in November 2016. Prior to joining the Corporation, Mr. Crow served in a variety of positions at Pier One Imports. Mr. Crow also has five years of public accounting experience with Price Waterhouse LLP. Mr. Crow received his B.B.A. degree from Texas Tech University.

When Mr. Crow becomes Chief Executive Officer, his annual base salary will be increased to $950,000 per year. His target bonus under the Corporation’s Annual Cash Incentive Plan will remain at 100% of his base salary. Mr. Crow received a grant of 55,493 restricted stock units (“RSUs”) on October 31, 2017. One half of the RSUs will vest in March of 2022 if the Corporation’s adjusted earnings before interest, taxes, depreciation, and amortization in 2021 (“2021 EBITDA”) equals or exceeds $650 million. The other half of the RSUs will vest in March 2022 if the Corporation’s ratio of net debt to 2021 EBITDA on December 31, 2021 is equal to or less than 3.0:1. Mr. Crow will enter into an amended and restated employment agreement with the Corporation making the foregoing changes to his compensation package effective on January 1, 2018.

Mr. Crow will cease to be the Corporation’s Chief Operating Officer on December 31, 2017, but will continue as its President.

Appointment of Chad Crow to the Corporation’s Board of Directors

On October 31, 2017, the Board increased the size of the Board to ten directors and appointed Chad Crow to fill the newly created directorship. Mr. Crow has not been appointed to any committee of the Board.

Since Mr. Crow is an employee of the Corporation, he will not be entitled to any additional compensation for serving as a director of the Corporation. Mr. Crow is not a party to any transaction with the Corporation that would require disclosure under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Mr. Crow and any other persons pursuant to which Mr. Crow was appointed as a director. Mr. Crow is covered by an indemnification agreement under which the Corporation has agreed to indemnify him against certain costs and liabilities that may arise from his service as a director of the Corporation.

Resignation of Floyd Sherman as the Corporation’s Chief Executive Officer

The Board accepted Mr. Sherman’s resignation as the Corporation’s Chief Executive Officer effective as of December 31, 2017. Mr. Sherman will continue to serve as a member of the Board. He will also continue his employment with the Corporation as a non-executive advisor through March 31, 2019 to assist in the transition of the chief executive officer role.

In connection with his new role, Mr. Sherman will be paid a base salary of $400,000 per year. Mr. Sherman will also receive a $1,000,000 bonus if he remains employed in his advisory role through March 31, 2019. 22,927 of Mr. Sherman’s outstanding RSUs subject to time-based vesting will have their vesting accelerated from March 1, 2020 to March 31, 2019 if he remains employed as an advisor through March 31, 2019. An additional 45,850 of his outstanding RSUs that vest on March 1, 2020 if the Corporation hits certain performance targets will remain outstanding, notwithstanding Mr. Sherman’s termination of employment, and will vest on such date if his employment with the Company continues through March 31, 2019 and the applicable performance targets are met. Certain other of his RSUs subject to performance-based vesting that are scheduled to vest after March 31, 2019 will terminate on January 1, 2018. Mr. Sherman will enter into an amended and restated employment agreement with the Corporation reflecting the foregoing provisions effective on January 1, 2018.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 31, 2017, the Board approved amendments to the Corporation’s Amended and Restated By-laws to implement majority voting in director elections (the “Bylaw Amendments”). Under the Bylaw Amendments, each director will be elected by the vote of a majority of the votes cast with respect to that director’s election, except that in a contested election (as defined in the Bylaw Amendments), directors will be elected by plurality vote. For purposes of these provisions, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. “Abstentions” and “broker non-votes” will not be counted as votes cast either “for” or “against” a director’s election. Prior to the Bylaw Amendments, director elections were decided by a plurality vote in all cases.

In connection with the Bylaw Amendments, the Corporation also adopted a Majority Voting in Director Elections and Director Resignation Policy (the “Director Resignation Policy”) to require that director nominees tender irrevocable resignations that will be effective only upon (i) the failure to receive the required vote at the next stockholder meeting at which they face re-election and (ii) acceptance of such resignation by the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the director election results. The Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

The foregoing descriptions of the Bylaw Amendments and the Director Resignation Policy do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated By-Laws that are attached hereto as Exhibit 3.1 and incorporated by reference herein, and to the Director Resignation Policy, which is available on the Corporation’s website at www.bldr.com under the Governance section of our website. Except to the extent explicitly stated herein, the information on the Corporation’s website is not incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1.	Amended and Restated Bylaws of Builders FirstSource, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: November 6, 2017	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

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